UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2022

Applied Optoelectronics, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36083	76-0533927
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13139 Jess Pirtle Blvd.

Sugar Land, TX 77478

(address of principal executive offices and zip code)

(281) 295-1800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par value $0.001	AAOI	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On June 7, 2022, Global Technology, Inc. (“Global Technology”), a wholly owned subsidiary of Applied Optoelectronics, Inc. entered into a security agreement and a five-year credit line agreement, totaling 200,000,000 RMB (collectively, the “Credit Line”) with China Zheshang Bank Co., Ltd., in Ningbo City, China (the “Bank”). The Credit Line, increases the available credit, extends the credit period and renews the credit facility between Global Technology and the Bank previously entered into on January 6, 2021. Borrowing under the Credit Line will be used by Global Technology for general corporate and capital investment purposes.

Global Technology may draw upon the Credit Line between June 7, 2022 and June 6, 2027 (the “Credit Period”). During the Credit Period, Global Technology may request to draw upon the Credit Line on an as-needed basis however, the amount of available credit under the Credit Line and the approval of each draw may be reduced or declined by the Bank due to changes in Chinese government regulations and/or changes in Global Technology’s financial and operational condition at the time of each requested draw.

Each draw under the Credit Line will be facilitated by a separate credit agreement specifying the terms of each draw and will bear interest equal to the Bank’s commercial banking interest rate effective on the day of the applicable draw. Borrowings under the Credit Line, however, may become due and repayable to the Bank at the Bank’s discretion due to changes in Global Technology’s financial and operational condition that may affect the repayment of the loan.

Global Technology’s obligations under the Credit Line will be secured by real property owned by Global Technology and mortgaged to the Bank under the terms of the Maximum Mortgage Contract. The Credit Line contains rights and obligations, representations and warranties, and events of default applicable to Global Technology that are customary for agreements of this type.

The foregoing description of the Credit Line does not purport to be a complete statement of the parties’ rights and obligations under the agreements and is qualified in its entirety by reference to the full text of the English translations of the Maximum Loan Contract and Maximum Mortgage Contract which are attached as Exhibit 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information as set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into Item 2.03.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	Translation of the Maximum Loan Contract, between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated June 7, 2022.

10.2	Translation of the Maximum Mortgage Contract, between Global Technology, Inc. and China Zheshang Bank Co., Ltd, dated June 7, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Optoelectronics, Inc.

By: /s/ David C. Kuo
David C. Kuo
General Counsel and Secretary

Date: June 10, 2022

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